Exhibit 10.8

AMENDMENT NO. 3 TO THE
FOUR OAKS FINCORP, INC.
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE AND BONUS PLAN

THIS AMENDMENT NO. 3 of the Amended and Restated Four Oaks Fincorp, Inc. Employee Stock Purchase and Bonus Plan, as amended (the “Plan”), is effective as of March 23, 2016.

WHEREAS, Four Oaks Fincorp, Inc. (the “Company”) maintains the Plan;

WHEREAS, after giving effect to prior stock splits, the Board of Directors of the Company (the “Board”) has reserved a total of 518,554 shares of the Company’s common stock for issuance under the Plan;

WHEREAS, the Board has determined that it is in the best interests of the Company to increase the number of shares of common stock available for issuance under the Plan by 150,000 shares; and

WHEREAS, pursuant to Section 13 of the Plan, the Board may make such amendments to the Plan as it shall deem advisable.

NOW, THEREFORE, the Plan shall be amended as follows:

1. The first sentence of Section 2 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

Subject to the provisions of Paragraph 20 of the Plan, an aggregate of Six Hundred Sixty-Eight Thousand Five Hundred Fifty-Four (668,554) shares (the “Shares”) of the Holding Company’s common stock, par value one dollar ($1.00) per share (the “Common Stock”), shall be reserved for issuance under the Plan.

2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as previously adopted.

IN WITNESS WHEREOF, the undersigned hereby certifies that this Amendment was duly adopted by the Board on March 23, 2016.

FOUR OAKS FINCORP, INC.

By: /s/ Wanda J. Blow
Wanda J. Blow, Secretary